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Exhibit 99.1

         LETTER OF TRANSMITTAL

Relating to

ATLANTIC POWER CORPORATION

Exchange Offer for

Up to $460,000,000 Principal Amount Outstanding
of 9% Senior Notes due 2018
for a Like Principal Amount of
Registered 9% Senior Notes due 2018
pursuant to the Prospectus dated                        ,

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON                        , 2012, UNLESS EXTENDED (such date and time, as they may be extended, the "Expiration Date").

The Exchange Agent for the Exchange Offer is:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By registered or certified mail, overnight delivery:

Rodney Square North
1100 N. Market Street
Wilmington, DE 19890-1626
Attention: Corporate Capital Market Services—Atlantic Power Corporation
 For Information or Request for Materials Call:
(302) 636-6181

        This document relates to the exchange offer (the "Exchange Offer") made by Atlantic Power Corporation (the "Issuer") to exchange its 9% Senior Notes due 2018 (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal aggregate principal amount of its outstanding 9% Senior Notes due 2018 (the "Old Notes"). The Exchange Offer is described in the prospectus dated                        2012 (the "Prospectus") and in this Letter of Transmittal (the "Letter of Transmittal"). Therefore you are urged to read carefully the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the "terms and conditions."

        The terms of the Exchange Notes are identical (including terms relating to principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except for the elimination of certain transfer restrictions, registration rights and additional interest provisions relating to the Old Notes. The Exchange Notes will bear different CUSIP numbers from the Old Notes.

        Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

        This Letter of Transmittal is to be used by holders of the Old Notes. Tender of Old Notes is to be made using the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer—Procedures for Tendering Old Notes Through Brokers and Banks." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer-generated message known as an "agent's message" to the Exchange Agent for its acceptance.

For you to validly tender your Old Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your Old Notes; and

  •
  You agree to be bound by the terms of this Letter of Transmittal.

        By using the ATOP procedures to tender Old Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

        Unless the context otherwise requires, the term "holder" for purposes of this Letter of Transmittal means any person in whose name Old Notes are registered or any other person who has obtained a properly completed bond power from the registered holder or any person whose Old Notes are held of record by DTC.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer the aggregate principal amount of Old Notes credited by the undersigned to the Exchange Agent's account at DTC using ATOP. Subject to, and effective upon, the acceptance for exchange of all or any portion of the Old Notes tendered herewith in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Issuer all right, title, and interest in and to such Old Notes as are being tendered herewith. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Issuer in connection with the Exchange Offer) to cause the Old Notes to be assigned, transferred, and exchanged.

        By tendering Old Notes in the Exchange Offer, the undersigned represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Issuer will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned and any beneficial owner of the Old Notes tendered further represent and warrant that:

            (i)  neither the undersigned nor any beneficial owner of the Old Notes is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Issuer;

           (ii)  neither the undersigned nor any beneficial owner of the Old Notes is engaged in or intends to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes;

          (iii)  any Exchange Notes to be acquired by the undersigned and any beneficial owner of the Old Notes pursuant to the exchange offer will be acquired in the ordinary course of business of the person receiving such Exchange Notes; and

          (iv)  the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations.

        If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it represents and warrants that it will comply with the applicable provisions of the Securities Act with respect to any resale of the Exchange Notes.

        If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may not participate in the Exchange Offer with respect to Old Notes acquired other than as a result of market-making activities or other trading activities. Any holder who is an "affiliate" of the Issuer or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Old Notes from the Issuer to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act must comply with the registration and prospectus delivery requirements under the Securities Act.

        The undersigned and each beneficial owner acknowledge and agree that any person who is an affiliate of the Issuer or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the Exchange Notes acquired by such person and may not rely on the position of the staff of the Securities and Exchange Commission set forth in the no action letters discussed in the Prospectus under the caption "The Exchange Offer—Purpose of the Exchange Offer." The undersigned and each beneficial owner will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby.

        For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted validly tendered Old Notes when the Issuer has given oral or written notice to the Exchange Agent.

        If any tendered Old Notes are not accepted for exchange pursuant to the Exchange Offer because of an invalid tender, the occurrence of certain other events set forth in the Prospectus or otherwise, any such unaccepted Old Notes will be returned, without expense, to the undersigned's account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, promptly after the Exchange Offer terminates or expires.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption "The Exchange Offer—Procedures for Tendering Old Notes Through Brokers and Banks" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Issuer upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of such tenders on the terms set forth in the Prospectus under the caption "The Exchange Offer—Withdrawal Rights."

☐
CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO AND COMPLETE THE FOLLOWING:

Name(s)
Address

        By crediting the Old Notes to the Exchange Agent's account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

 INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER

1.     Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Old Notes tendered by book-entry transfer, as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the cover page of this Letter of Transmittal prior to 5:00 p.m., New York City time, on the Expiration Date.

2.     Validity of Tenders.

        The Issuer will determine all questions about validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered Old Notes, and the Issuer's reasonable determination will be final and binding. The Issuer reserves the absolute right to (1) reject any and all tenders of any particular Old Note not properly tendered; (2) refuse to accept any Old Note if, in the Issuer's reasonable judgment or the judgment of the Issuer's counsel, the acceptance would be unlawful; and (3) waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer. The Issuer's interpretation of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, will be final and binding on all parties. All defects or irregularities in connection with tenders of Old Notes must be cured as the Issuer will reasonably determine. Neither the Issuer, the Exchange Agent nor any other person will incur any liability for failure to notify the holder of any defect or irregularity with respect to the holder's tender of Old Notes. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder through the facilities of DTC as soon as practicable after the Expiration Date.

3.     Waiver of Conditions.

        The Issuer reserves the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

4.     No Conditional Tender.

        No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

5.     Requests for Assistance or Additional Copies.

        Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and the Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth above. In addition, all questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number indicated above. Holders may also contact their commercial bank, broker, dealer, trust company or other nominee for assistant concerning the Exchange Offer.

6.     Withdrawal.

        Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the ATOP procedures. For more information, see the section of the Prospectus entitled "The Exchange Offer—Withdrawal Rights."

7.     Transfer Taxes.

        Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct the Issuer to register Exchange Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for paying any applicable transfer tax on those Old Notes.

        IMPORTANT:    BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

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  Exhibit 99.1
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER